Hoogendoorn Vellmer
                              Chartered Accountants
                            406-455 Granville Street
                             Vancouver, B.C. V6C 1T1



January 27, 2005

Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549

Re:  Harbin Electric, Inc. (f/k/a Torch Executive Services Ltd.)

Dear Sirs/Madams:

We have read the statements in Item 4.01 of the Current Report on Form 8-K of Harbin Electric, Inc. dated as of January 24, 2005. We agree with the statements concerning our firm in such Form 8-K.

Yours truly,

/s/ HOOGENDOORN VELLMER
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Hoogendoorn Vellmer
Chartered Accountants